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                                                                EXHIBIT NO. 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of U.S.B. Holding Co., Inc. on Form S-8 of our report dated January 29, 2001, incorporated by reference in the Annual Report on Form 10-K of U.S.B. Holding Co., Inc. for the year ended December 31, 2000.

Deloitte & Touche LLP
Stamford, Connecticut
June 11, 2001